As filed with the Securities and Exchange Commission on December 19, 2019

Registration No. 333-19753

Registration No. 333-74197

Registration No. 333-59902

Registration No. 333-86728

Registration No. 333-124960

Registration No. 333-146752

Registration No. 333-160717

Registration No. 333-222465

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19753

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-74197

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59902

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86728

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124960

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-146752

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160717

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222465

UNDER

THE SECURITIES ACT OF 1933

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4302784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2017 Non-Employee Director Equity Compensation Plan

2009 Equity Incentive Plan

2007 Non-Employee Director Equity Compensation Plan

2004 Stock Option and Restricted Stock Purchase Plan

1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan

1995 Amended and Restated Non-Employee Director Stock Option Plan

Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan

(Full titles of the plans)

Noah Blitzer

Vice President and Secretary

AROTECH CORPORATION

1229 Oak Valley Drive

Ann Arbor, Michigan 48108

(800) 281-0356

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Shawn OHargan, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Arotech Corporation, a Delaware corporation (“Arotech” or the “Registrant”) that were registered on the following Registration Statements on Form S-8, as amended (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-222465), filed with the Commission on January 8, 2018, which registered 750,000 shares of common stock, par value $0.01 (“Shares”) issuable pursuant to the terms of the 2017 Non-Employee Director Equity Compensation Plan.

•	Registration Statement on Form S-8 (No. 333-160717), filed with the Commission on July 21, 2009, which registered 2,286,843 Shares issuable pursuant to the terms of the 2009 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-146752), filed with the Commission on October 17, 2007, which registered 750,000 Shares issuable pursuant to the terms of the 2007 Non-Employee Director Equity Compensation Plan.

•

Registration Statement on Form S-8 (No. 333-124960), filed with the Commission on May 16, 2005, which registered 7,500,000 Shares issuable pursuant to the 2004 Stock Option and Restricted Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-86728), filed with the Commission on April 22, 2002, which registered 1,500,000 Shares issuable pursuant to the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-59902), filed with the Commission on May 1, 2001, which registered 1,500,000 Shares issuable pursuant to the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-74197), filed with the Commission on March 10, 1999, which registered 1,500,000 Shares issuable pursuant to the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan, and 1,500,000 Shares issuable pursuant to the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-19753), filed with the Commission on January 14, 1997, which registered 500,000 Shares issuable pursuant to the 1995 Amended and Restated Non-Employee Director Stock Option Plan.

On December 19, 2019, pursuant to the Agreement and Plan of Merger, dated as of September 22, 2019 (the “Merger Agreement”), among Argonaut Intermediate, Inc. (“Parent”), Argonaut Merger Sub, Inc. (“Merger Sub”), and Arotech, Merger Sub merged with and into Arotech (the “Merger”), with Arotech surviving the Merger as a wholly-owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, State of Michigan on December 19, 2019.

AROTECH CORPORATION

By:	/s/ Dean M. Krutty
Name:	Dean M. Krutty
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on this 19th day of December, 2019 in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dean M. Krutty Dean M. Krutty	Chief Executive Officer (Principal Executive Officer)	December 19, 2019

/s/ Kelli L. Kellar Kelli L. Kellar	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	December 19, 2019

/s/ Noah Blitzer Noah Blitzer	Director	December 19, 2019

/s/ Noah Roy	Director	December 19, 2019
Noah Roy